Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results and Revises Upwards 2025 Financial Guidance Ranges for Revenue and Adjusted EBITDA(1)

•	First quarter Revenue was negatively impacted by approximately $22 million and Adjusted EBITDA(1) was negatively impacted by approximately $15 million as a result of the Southern California wildfires and severe winter weather conditions
•	Total Company Revenue increased 9.2% to $471.4 million in the first quarter of 2025 from $431.7 million in the first quarter of 2024
•	Revenue from the Digital Health reportable segment increased 31.1% to $19.2 million in the first quarter of 2025 from $14.7 million in the first quarter of 2024
•	Aggregate procedural volumes increased 3.6% and same-center procedural volumes decreased 0.3% compared with the first quarter of 2024
•	Total Company Adjusted EBITDA(1) was $46.4 million in the first quarter of 2025 as compared with $58.5 million in the first quarter of 2024, a decrease of 20.6%; Digital Health reportable segment Adjusted EBITDA(1) increased to $3.7 million in the first quarter of 2025 from $3.5 million in the first quarter of 2024
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Loss Per Share(3) was $(0.35) for the first quarter of 2025; This compares with Adjusted Earnings Per Share(3) of $0.07 for the first quarter of 2024
•	On April 15, 2025, RadNet announced that it signed a definitive agreement to acquire iCAD, Inc. (“iCAD”) to accelerate AI-powered early detection and diagnosis of breast cancer
•	RadNet revises full-year 2025 guidance levels with increases to Revenue and Adjusted EBITDA(1)

LOS ANGELES, California, May 12, 2025 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 401 owned and operated outpatient imaging centers, today reported financial results for its first quarter of 2025.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “In February, in conjunction with releasing 2024 fourth quarter results and 2025 guidance ranges, we announced that the first quarter of 2025 was going to be negatively impacted by the Southern California wildfires and the severe winter weather conditions in RadNet’s northeast and Houston markets. We report that the impact from these extraordinary events were as previously estimated. Our business significantly recovered in March and has continued to demonstrate strong procedural volumes and Revenue through April and early May.”

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“Despite the challenges from the severe weather and Southern California fires during the first quarter, we advanced a number of important initiatives. We continued to implement the TechLiveTM remote scanning capability and have approximately 255 of our MRIs enabled, and we are beginning to test this technology on ultrasound systems. The Enhanced Breast Cancer Detection (EBCD) AI-powered breast cancer diagnostic program is now experiencing a blended adoption rate of over 40% nationwide and continues to find more cancer that otherwise would go undetected, while also making our radiologists more productive and accurate. In addition, conversations are progressing with commercial and capitated payors about adding reimbursement for EBCD, and we remain confident that we will see adoption by some third-party payors by year end. Furthermore, there has been gradual improvement in filling open positions, including technologists, decreasing our reliance on outside staffing agencies. Lastly, the strong growth in advanced imaging has continued in the first quarter despite challenges brought by the winter weather conditions and Southern California fires. Advanced imaging, as a percentage of total procedural volume, grew 1.26% relative to last year’s first quarter. Most notably, PET/CT procedural volume grew in aggregate almost 23% from last year’s same quarter, primarily the result of continued growth of prostate and brain imaging procedures. The cumulative strength of these trends has provided us the confidence to increase 2025 guidance ranges for Revenue and Adjusted EBITDA(1),” added Dr. Berger.

Dr. Berger continued, “On April 15, RadNet announced the signing of a definitive agreement, subject to customary closing conditions, to acquire iCAD. The acquisition will unite complementary leading AI-powered cancer detection and workflow solutions focused on improving the accuracy and early detection of breast cancer. Upon completion of the acquisition, iCAD will contribute to our Digital Health division over 1,500 healthcare provider locations, facilitating over eight million annual mammograms in over 50 countries. This business combination is expected to accelerate our global leadership in and commitment to AI-powered breast cancer screening, and positions us to further advance population health.”

“RadNet’s balance sheet continues to be among the strongest in the diagnostic imaging industry. At quarter end, we had a cash balance of $717 million and our leverage ratio of Net Debt to Adjusted EBITDA(1) was slightly above 1.0x. Our operating capabilities, scale and digital health tools and initiatives give us a unique perspective in identifying and recognizing value in potential strategic targets. We are encouraged with the pipeline of opportunities we are seeing and are confident we will be able to invest RadNet’s capital in value-creating ways,” concluded Dr. Berger.

Financial Results

For the first quarter of 2025, RadNet reported Total Company Revenue of $471.4 million and Adjusted EBITDA(1) of $46.4 million. Revenue increased $39.7 million (or 9.2%) and Adjusted EBITDA(1) decreased $12.1 million (or 20.6%) as compared with the first quarter of 2024.

For the first quarter of 2025, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $19.2 million and Adjusted EBITDA(1) of $3.7 million. Revenue increased $4.6 million (or 31.1%) and Adjusted EBITDA(1) increased $0.2 million (or 5.4%) as compared with the first quarter of 2024.

Unadjusted for unusual or one-time items impacting the first quarter of 2025, Total Company Net Loss for the first quarter of 2025 was $37.9 million as compared with a Total Company Net Loss of $2.8 million for the first quarter of 2024. Net Loss Per Share for the first quarter of 2025 was $(0.51), compared with a Net Loss per share of $(0.04) in the first quarter of 2024, based upon a weighted average number of diluted shares outstanding of 74.4 million shares in 2025 and 69.3 million shares in 2024.

There were a number of unusual or one-time items impacting the first quarter including: $2.1 million of non-cash gain from interest rate swaps; $1.3 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $672,000 of acquisition transaction costs; $5.4 million of lease abandonment charges; and $3.6 million of non-capitalized research and development expenses with respect to our DeepHealth Cloud OS and generative AI. Adjusting for the above items, Total Company Adjusted Loss(3) was $26.2 million and diluted Adjusted Loss Per Share(3) was $(0.35) for the first quarter of 2025. This compares with Total Company Adjusted Earnings(3) of $5.0 million and diluted Adjusted Earnings Per Share(3) of $0.07 during the first quarter of 2024.

For the first quarter of 2025, as compared with the prior year’s first quarter, MRI volume increased 8.4%, CT volume increased 8.3% and PET/CT volume increased 22.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.6% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2025 and 2024, MRI volume increased 3.4%, CT volume increased 3.0% and PET/CT volume increased 12.2%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 0.3% over the prior year’s same quarter.

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2025 Revised Guidance

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range

Total Net Revenue	$1,825 - $1,875 million	$1,835 - $1,885 million
Adjusted EBITDA(1)	$265 - $273 million	$268 - $276 million
Capital Expenditures(a)	$140 - $150 million	$145 - $155 million
Cash Interest Expense(b)	$35 - $40 million	$35 - $40 million
Free Cash Flow(2)	$70 - $80 million	$70 - $80 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range

Total Net Revenue	$80 - $90 million	$80 - $90 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$15 - $17 million	$15 - $17 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$16 - $18 million	$16 - $18 million

Capital Expenditures	$3 - $5 million	$3 - $5 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million	$11 - $13 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(5) - $(8) million	$(5) - $(8) million

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Financial Results Conference Call

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2025 results on Monday, May 12th, 2025 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, May 12, 2025

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1717619&tp_key=f0980d090d or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10199390.

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 401 owned and/or operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 11,000 employees. For more information, visit http://www.radnet.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

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Important Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction between RadNet and iCAD, Inc., on May 6, 2025, RadNet filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that constitutes a prospectus of RadNet and will also include a proxy statement of iCAD. After the registration statement has been declared effective, iCAD will mail the proxy statement/prospectus to its stockholders. The proxy statement/prospectus filed with the SEC related to the proposed merger contains important information about RadNet, iCAD, the proposed transaction and related matters. RadNet and iCAD may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus or any other document which RadNet or iCAD may file with the SEC. Investors are urged to carefully read the proxy statement/prospectus and other documents filed or that will be filed with the SEC (or incorporated by reference into the proxy statement/prospectus), as well as any amendments or supplements to these documents, in connection with the proposed transaction, when available, because they will contain important information about the proposed transaction and related matters. Investors are able to obtain free copies of the registration statement on Form S-4 and the proxy statement/prospectus, and other documents filed by RadNet or iCAD with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by RadNet can be obtained by contacting RadNet’s Investor Relations by telephone at (310) 445-2800 or by mail at 1510 Cotner Avenue, Los Angeles, California 90025. In addition, investors are able to obtain free copies of the documents filed with the SEC on RadNet’s website at www.radnet.com (which website is not incorporated herein by reference). Copies of the documents filed with the SEC by iCAD can be obtained by contacting iCAD’s Investor Relations by telephone at (608) 882-5200 or by mail at 2 Townsend West, Suite 6, Nashua, New Hampshire 03063. In addition, investors are able to obtain free copies of the documents filed with the SEC on iCAD’s website at www.icadmed.com (which website is not incorporated herein by reference).

Participants in the Solicitation

RadNet, iCAD and their respective directors and executive officers may be considered participants in the solicitation of proxies from iCAD’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of RadNet is set forth in its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025. Information about the directors and executive officers of iCAD is set forth in its Annual Report on Form 10-K/A for the year ended December 31, 2024, which was filed with the SEC on April 30, 2025. To the extent holdings of RadNet’s or iCAD’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, and other information regarding the potential participants in the proxy solicitations, which may be different than those of RadNet’s stockholders and iCAD’s stockholders generally, have been or will be contained in the proxy statement/prospectus and other relevant materials that have been or that will be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from the investor relations departments at RadNet or iCAD or from RadNet’s website or iCAD’s website, in each case, as described above.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

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Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the impact of a pandemic, significant deterioration in the broader economy, severe acts of nature or other exogenous factors on our business, suppliers, payors, customers, referral sources, partners, patients and employees;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.
•	With respect to the iCAD merger: (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the iCAD merger agreement or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of iCAD or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the ability of RadNet or iCAD to maintain relationships with its customers, patients, payers, physicians, and providers and retain its management and key employees, (4) the ability of RadNet following the proposed transaction to achieve the synergies contemplated by the proposed transaction or such synergies taking longer to realize than expected, (5) costs related to the proposed transaction, (6) the ability of RadNet following the proposed transaction to execute successfully its strategic plans, (7) the ability of RadNet following the proposed transaction to promptly and effectively integrate iCAD into its business, (8) the risk of litigation related to the proposed transaction, (9) the diversion of management's time and attention from ordinary course business operations to completion of the proposed transaction and integration matters, (10) the risk of legislative, regulatory, economic, competitive, and technological changes, (11) risks relating to the value of RadNet's securities to be issued in the proposed merger, and (12) the effect of the announcement, pendency or completion of the proposed transactions on the market price of the common stock of each of RadNet and iCAD.

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The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in RadNet's filings with the SEC, including the risk factors discussed in RadNet's most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement contained in this release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$717,323	$740,020
Accounts receivable	200,127	185,821
Due from affiliates	34,885	41,869
Prepaid expenses and other current assets	63,526	51,542
Total current assets	1,015,861	1,019,252
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	708,248	694,791
Operating lease right-of-use assets	665,754	639,740
Total property, plant, equipment and right-of-use assets	1,374,002	1,334,531
OTHER ASSETS
Goodwill	717,480	710,663
Other intangible assets	79,736	81,351
Deferred financing costs	2,120	2,265
Investment in joint ventures	110,803	104,057
Deposits and other	36,262	34,571
Total Assets	$3,336,264	$3,286,690

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$368,000	$351,464
Due to affiliates	51,410	43,650
Deferred revenue	3,416	3,288
Current operating lease liability	57,896	56,618
Current portion of notes payable	24,677	24,692
Total current liabilities	505,399	479,712
LONG-TERM LIABILITIES
Long-term operating lease liability	678,029	655,979
Notes payable, net of current portion	985,454	991,574
Deferred tax liability, net	27,555	22,230
Other non-current liabilities	3,310	3,785
Total liabilities	2,199,747	2,153,280
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 74,956,566 and 74,036,993 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	7	7
Additional paid-in-capital	1,016,762	988,147
Accumulated other comprehensive loss	(3,919)	(9,061)
Accumulated deficit	(114,711)	(76,785)
Total RadNet, Inc.'s Stockholders' equity:	898,139	902,308
Noncontrolling interests	238,378	231,102
Total Equity	1,136,517	1,133,410
Total liabilities and equity	$3,336,264	$3,286,690

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2025	2024

REVENUE
Service fee revenue	$439,349	$397,189
Revenue under capitation arrangements	32,050	34,518
Total service revenue	471,399	431,707
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	453,480	387,589
Lease abandonment charges	5,388	–
Depreciation and amortization	35,483	32,368
Loss (gain) on sale and disposal of equipment and other	402	186
Severance costs	747	225
Total operating expenses	495,500	420,368
INCOME (LOSS) FROM OPERATIONS	(24,101)	11,339
OTHER INCOME AND EXPENSES
Interest expense	17,239	16,267
Equity in earnings of joint ventures	(2,599)	(4,324)
Non-cash change in fair value of interest rate hedge	2,106	(1,216)
Other (income) expenses	(7,712)	(2,934)
Total other (income) expenses	9,034	7,793
INCOME (LOSS) BEFORE INCOME TAXES	(33,135)	3,546
Provision for income taxes	3,398	1,864
NET INCOME (LOSS)	(29,737)	5,410
Net income (loss) attributable to noncontrolling interests	8,189	8,189
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(37,926)	$(2,779)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.51)	$(0.04)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.51)	$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	74,382,356	69,307,078
Diluted	74,382,356	69,307,078

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(29,737)	$5,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,483	32,368
Noncash operating lease expense	14,431	14,711
Equity in earnings of joint ventures, net of dividends	(2,599)	(4,324)
Amortization of deferred financing costs and loan discount	728	748
Loss on sale and disposal of equipment	402	187
Lease abandonment charges	5,388	–
Amortization of cash flow hedge, net of taxes	1,033	739
Non-cash change in fair value of interest rate swap	2,106	(1,216)
Stock-based compensation	28,494	11,897
Change in fair value of contingent consideration	–	1,974
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(14,306)	(25,865)
Other current assets	(7,206)	(6,277)
Other assets	(1,691)	(5,892)
Deferred taxes	5,137	(1,158)
Operating leases	(21,968)	(12,883)
Deferred revenue	128	(172)
Accounts payable, accrued expenses and other	25,658	6,841
Net cash provided by operating activities	41,481	17,088
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(3,794)	(3,531)
Purchase of property and equipment and other	(48,833)	(57,409)
Proceeds from sale of equipment	23	2
Equity contributions in existing and purchase of interest in joint ventures	(4,147)	–
Net cash used in investing activities	(56,751)	(60,938)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,718)	(1,102)
Payments on Term Loan Debt	(5,000)	(1,875)
Contribution from noncontrolling interests	–	4,169
Distributions paid to noncontrolling interests	(913)	–
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	–	8,713
Proceeds from issuance of common stock	–	218,383
Proceeds from issuance of common stock upon exercise of options	121	8
Net cash (used in) provided by financing activities	(7,510)	228,296
EFFECT OF EXCHANGE RATE CHANGES ON CASH	83	(36)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(22,697)	184,410
CASH AND CASH EQUIVALENTS, beginning of period	740,020	342,570
CASH AND CASH EQUIVALENTS, end of period	$717,323	$526,980

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$18,010	$18,285
Cash paid during the period for income taxes	$272	$1

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO
ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended March 31,
	2025	2024

Net income (loss) attributable to Radnet, Inc. common stockholders	$(37,926)	$(2,779)
Income taxes	(3,398)	(1,864)
Interest expense	17,239	16,267
Severance costs	747	225
Depreciation and amortization	35,483	32,368
Non-cash employee stock-based compensation	28,494	11,897
Loss (gain) on sale and disposal of equipment and other	402	186
Non-cash change in fair value of interest rate hedge	2,106	(1,216)
Other expenses (income)	(7,712)	(2,934)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,562	3,315
Lease abandonment charges	5,388	–
Non-cash change to contingent consideration	–	1,974
Non-operational rent expenses	1,342	1,023
Acquisition transaction costs	672	–

Adjusted EBITDA - Radnet, Inc.	$46,399	$58,462

NOTE
Adjusted EBITDA - Imaging Center Segment	42,688	54,942
Adjusted EBITDA - Digital Health Segment	3,711	3,520

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PAYMENTS BY PAYOR CLASS

First Quarter
2025

Commercial Insurance	58.0%
Medicare	23.0%
Capitation	6.8%
Medicaid	2.5%
Workers Compensation/Personal Injury	2.2%
Other*	7.6%
Total	100.0%

* Includes management fee, Digital Health unit and Heart Lung Health revenue.

RADNET PAYMENTS BY MODALITY

	First Quarter	Full Year	Full Year	Full Year
	2025	2024	2023	2022

MRI	36.8%	37.1%	36.8%	36.8%
CT	15.7%	15.9%	16.8%	17.5%
PET/CT	8.5%	7.2%	6.4%	5.8%
X-ray	5.8%	6.0%	6.5%	6.7%
Ultrasound	13.7%	13.6%	12.9%	12.6%
Mammography	15.9%	16.4%	16.0%	15.3%
Nuclear Medicine	1.0%	1.0%	0.8%	0.9%
Other	2.5%	2.7%	3.9%	4.5%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	First Quarter	First Quarter
	2025	2024

MRI	447,330	412,821
CT	271,170	250,365
PET/CT	20,389	16,594
Nuclear Medicine	9,577	8,595
Ultrasound	656,427	639,221
Mammography	476,378	472,514
X-ray and Other	861,702	846,841
Total	2,742,973	2,646,951

* Volumes include wholy owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(37,926)	$(2,779)

Non-cash change in fair value of interest rate hedges (i)	2,106	(1,216)
Non-operational rent expenses (iii)	1,342	1,023
Acquisition transaction costs	672	–
Lease abandonment charges	5,388	–
Contingent consideration	–	1,974
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,562	3,315
Total adjustments - loss (gain)	13,070	5,096
Subtract tax impact of Adjustments (ii)	(1,340)	2,675
Tax effected impact of adjustments	11,730	7,771

TOTAL ADJUSTMENT TO NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	11,730	7,771

ADJUSTED NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	(26,196)	4,992

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	74,382,356	71,048,153

ADJUSTED DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.35)	$0.07

(i)	Impact from the change in fair value of the hedges during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using -52.5% and 10.25% blended federal and state effective tax rate for the first quarter of 2024 and 2025, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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